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                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant   |X|
Filed by a party other than the Registrant   |_|
Check the appropriate box:
|X|    Preliminary proxy statement             |_|  Confidential, For Use of the
                                               Commission Only (as
|_|    Definitive proxy statement              permitted by Rule 14a-6(e)(2))
|_|    Definitive additional materials
|_|    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Semitool, Inc.
                (Name of Registrant as Specified in Its Charter)

                                 Semitool, Inc.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|    No fee required.

|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:

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(2)    Aggregate number of securities to which transactions applies:

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(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

(4)    Proposed maximum aggregate value of transaction.

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(5)    Total fee paid:

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       |_|  Fee paid previously with preliminary materials:

       -------------------------------------------------------------------------

       |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)    Amount previously paid:

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(2)    Form, Schedule or Registration Statement No.:

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(3)    Filing Party:

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(4)    Date Filed:

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


                                 SEMITOOL, INC.


                    Notice of Annual Meeting of Shareholders

                           To Be Held February 8, 2000

To the Shareholders of Semitool, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Semitool, Inc., a Montana corporation (the "Company"), will be held at the Grouse Mountain Lodge, Hwy. 93 & Fairway Drive, Whitefish, Montana 59937, at 2:30 p.m., local time, on February 8, 2000, for the following purposes:

         1. ELECTION OF DIRECTORS. To elect six directors of the Company to serve until the 2001 Annual Meeting of Shareholders or until their successors are elected and qualified.

         2. AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION. To approve an amendment to the Company's Restated Articles of Incorporation to increase the authorized number of shares of the Company's capital stock.

         3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for the Company for the fiscal year ending September 30, 2000.

         4. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting of Shareholders and any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement, which is attached hereto and made a part hereof.

         The Board of Directors has fixed the close of business on January 4, 2000 as the record date for determining the shareholders entitled to notice of and to vote at the 2000 Annual Meeting of Shareholders and any adjournment or postponement thereof.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, YOU ARE URGED TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. YOU MAY SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE, OR (3) BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AND MAILING IT IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. THIS WILL ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SUBMIT YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                     By Order of the Board of Directors,


                                     Raymon F. Thompson
                                     Chairman of the Board

Kalispell, Montana
January 13, 2000

                                 SEMITOOL, INC.

                             655 West Reserve Drive
                            Kalispell, Montana 59901

                                 PROXY STATEMENT

General Information

         This Proxy Statement is furnished to the shareholders of Semitool, Inc., a Montana corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies in the accompanying form for use in voting at the 2000 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on February 8, 2000, at the Grouse Mountain Lodge, Hwy. 93 & Fairway Drive, Whitefish, Montana 59937, at 2:30 p.m., local time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Mr. William A. Freeman) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

         The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with such solicitation.

         The close of business on January 4, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 13,824,998 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one (1) vote on all matters. With respect to the election of directors, each shareholder is entitled to cumulate his or her votes, meaning that such shareholder can multiply the number of shares owned by the number of board positions to be filled, and allocate such votes for all or as many director-nominees as he or she may designate.

         An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the meeting, and the inspector of elections appointed for the meeting will tabulate votes cast in person at the meeting. The amendment of the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock and the ratification of the independent auditors will require the affirmative vote of a majority of the shares of the Company's outstanding Common Stock. Because abstentions are treated as shares present or represented and entitled to vote for the purposes of determining whether a matter has been approved by the stockholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and effectively count as votes against Proposal No. 2, the Amendment to the Restated Articles of Incorporation, as amended, and Proposal No. 3 the ratification of the independent auditors.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors is set at six. Six directors will be elected at the Annual Meeting to serve until the 2001 Annual Meeting of Shareholders or until their successors are elected or appointed and qualified or until the director's earlier resignation or removal. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the additional vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner, as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a nominee or as a director, if elected. Each of the six nominees for director who receives the greatest number of votes will be elected.

         Set forth below is the age and certain biographical information relating to the director nominees.

         Raymon F. Thompson, age 58, founded the Company in 1979 and has served as Chairman since the Company's inception. Mr. Thompson previously served as Chief Executive Officer and President. In 1979, Mr. Thompson designed, patented and introduced the first on-axis rinser/dryer for the semiconductor industry.

         Howard E. Bateman, age 65, has served on the Company's Board of Directors since 1990. Mr. Bateman formerly owned and operated Entech, a Pennsylvania company that was an independent sales representative for the Company's products from 1979 to 1996.

         Richard A. Dasen, age 57, has served on the Company's Board of Directors since 1984. From 1974 to 1992, Mr. Dasen owned and managed Evergreen Bancorporation, a multi-bank holding company. Since 1992, Mr. Dasen has been an independent businessman.

         Timothy C. Dodkin, age 50, joined the Company in 1985 and served as the Company's European Sales Manager from 1985 to 1986. Since 1986, Mr. Dodkin has served as Managing Director of Semitool Europe, Ltd. Prior to joining the Company, Mr. Dodkin worked at Cambridge Instruments, a semiconductor equipment manufacturer, for ten years in national and international sales.

         Daniel J. Eigeman, age 65, has served on the Company's Board of Directors since 1985. From 1971 to 1993, Mr. Eigeman was President of Eigeman, Hanson & Co., P.C., an accounting firm, and was a shareholder of Junkermier, Clark, Campanella, Stevens, P.C., CPAs. Mr. Eigeman currently serves as a director of CPA Mutual Insurance of America, Inc.

         Calvin S. Robinson, age 79, has served as a director of the Company since 1982 and since February of 1996 has served as the Company's Secretary. Mr. Robinson has been of counsel to Crowley, Haughey, Hanson, Toole & Dietrich, P.L.L.P., since 1989. This firm has provided legal services to the Company since 1979. Mr. Robinson is also a director of Winter Sports, Inc.

                         THE BOARD RECOMMENDS A VOTE FOR
                    THE ELECTION OF THE NOMINEES NAMED ABOVE.

Relationships Among Directors or Executive Officers

         There are currently no family relationships among any of the directors or executive officers of the Company. Mr. Thomas Sulzbacher, former Vice President, Marketing and Sales, left the Company on April 15, 1999. He is
Mr. Thompson's son-in-law.

Meetings and Committees of the Board of Directors

         During the fiscal year ended September 30, 1999, the Board met five times. The Board has three committees: the Audit Committee, the Compensation and Stock Option Committee and the Nominating Committee. During the fiscal year ended September 30, 1999, no director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board.

         The Audit Committee, which held three meetings in the fiscal year ended September 30, 1999, consisted of Messrs. Dasen, Robinson and Eigeman. The Audit Committee reviews and supervises the Company's financial controls, including selecting the Company's auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of auditors and taking such further action as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company, as well as other matters which may come before it or as directed by the Board.

         The Compensation and Stock Option Committee, which held 10 meetings in the fiscal year ended September 30, 1999, consists of Messrs. Bateman and Robinson. The Compensation and Stock Option Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's stock option plan and performs such other duties as may from time to time be determined by the Board.

         The Nominating Committee, which held no meetings in the fiscal year ended September 30, 1999, consists of Messrs. Bateman and Thompson. The Nominating Committee nominates directors to hold office for the ensuing year and until their respective successors are duly elected and qualified. The Nominating Committee may consider recommendations from shareholders if received in writing addressed to the Secretary of the Company no later than 120 days prior to the 12-month anniversary of the previous annual meeting of shareholders.

Compensation of Directors

         Upon becoming a member of the Board, non-employee directors receive options (the "Initial Option Grants") to purchase 3,000 shares of Common Stock, and thereafter receive an annual option grant (the "Annual Option Grants") to purchase 2,000 shares of Common Stock. The Company's non-employee directors receive a $1,000 monthly fee, $1,000 for each Board meeting attended and $500 for each committee meeting attended that is not held in conjunction with a Board meeting. All non-employee directors are reimbursed for expenses incurred in connection with attending meetings of the Board. Employee directors of the Company do not receive compensation for their services as directors.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of the Record Date for (i) each person who is known by the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the officers appearing in the Summary Compensation Table below and (iv) all directors and executive officers as a group. The address for all 5% owners is 655 West Reserve Drive, Kalipsell, MT 59901.


                                                                 SHARES BENEFICIALLY OWNED
                                                           --------------------------------------
DIRECTORS, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS               NUMBER             PERCENT(1)
--------------------------------------------------         -----------------    -----------------
     Raymon F. and Ladeine A. Thomspon(2)                     6,316,184              45.7%
     Howard E. Bateman(3)                                        15,000                *
     Richard A. Dasen(3)                                         14,000                *
     Daniel J. Eigeman(3)                                        11,900                *
     Calvin S. Robinson(3)                                       11,750                *
     Timothy C. Dodkin(4)                                        53,000                *
     Fabio Gualandris(5)                                         32,000                *
     William A. Freeman(6)                                       16,000                *
     Gregory L. Perkins(7)                                       53,850                *
     Thomas Sulzbacher                                          131,125                *

     All directors and officers as a group (12 persons)(8)    6,543,984              46.6%

------------------------------------------------

*     Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person's name.
(2) Includes 212,500 shares held in the name of the Gina Thompson Trust of which Mr. Thompson is the trustee, and includes 94,700 shares held in the name of the Floyd Foundation Trust of which Mr. Thompson is the trustee.
(3) Includes 11,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.
(4) Includes 51,500 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.
(5) Includes 32,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.
(6) Includes 16,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.
(7) Includes 53,850 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.
(8) Includes 217,650 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

                                 PROPOSAL NO. 2

                 AMENDMENT OF RESTATED ARTICLES OF INCORPORATION
            TO AUTHORIZE 45 MILLION ADDITIONAL SHARES OF COMMON STOCK

         The Board of Directors believes that the Company's current capital structure does not provide sufficient flexibility for the potential future needs of the Company. Therefore, the Board has unanimously approved an amendment to the Company's Restated Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from 30,000,000 to 75,000,000. The Board of Directors recommends such amendment to the Company's shareholders for adoption. If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment of the Company's Restated Articles of Incorporation with the Secretary of State of the State of Montana. At January 4, 2000, 13,824,998 shares were issued and outstanding, 874,887 shares were subject to outstanding options, 391,302 shares were available for future issuance pursuant to the Company's stock option plan, leaving a balance of 14,908,813 authorized shares.

         Purpose and Effect of the Amendment

         The principal purpose of the proposed amendment is to authorize additional shares of Common Stock which will be available in the event that the Board of Directors determines that it is necessary or appropriate, among other things, to effect future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets through the issuance of securities.

         If the proposed amendment is adopted, the aggregate number of authorized shares of Common Stock will be increased from 30,000,000 shares to 75,000,000 shares. If the Proposal were adopted, based on the balance of authorized shares as of January 4, 2000, 59,908,813 shares would be available for future issuance by the Board of Directors without any shareholder approval, except in accordance with the requirements of the Nasdaq Stock Market or Montana law. If the Proposal is not approved, the number of authorized shares will remain the same and management will have limited flexibility to do the things described above. Although The Board has no immediate plans, understandings, agreements or commitments to issue any of the additional shares of Common Stock, the Board may give consideration to a stock dividend or split, depending on market and other business conditions,.

         There will be no change in the voting rights, dividend rights, liquidation rights, preemptive rights or any other shareholder rights as a result of the proposed amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

         Potential Anti-Takeover Effect

         The proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the proposal. The increased number of authorized shares of Common Stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. The private placement of shares of Common Stock into "friendly" hands, for example, could dilute the voting strength of a party seeking control of the Company. Furthermore, many companies have issued warrants or other rights to acquire additional shares of Common Stock to the holders of its Common Stock to discourage or defeat unsolicited share accumulation programs and acquisition proposals, which programs or proposals may be viewed by the Board of Directors as not in the best interest of the Company and its shareholders. Although the Company has no present intent to use the additional authorized shares of Common Stock for such purposes, if this Proposal is adopted, more capital stock of the Company would be available for such purposes than is currently available.

         Adoption of the amendment to the Company's Restated Articles of Incorporation to authorize additional shares of Common Stock requires the approval of a majority of the shares outstanding. Accordingly, a shareholder's abstention or failure to vote will have the same effect as a vote against the Proposal. Unless otherwise marked, all properly signed and returned proxies will be voted FOR Proposal No. 2.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
             THE AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION
            TO AUTHORIZE 45 MILLION ADDITIONAL SHARES OF COMMON STOCK

                                 PROPOSAL NO. 3

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         PricewaterhouseCoopers LLP has served as the Company's independent auditors since 1984 and has been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending September 30, 2000. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
         THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S
                    INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                           ENDING SEPTEMBER 30, 2000.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                           Summary Compensation Table

         The following table sets forth information relating to compensation received by the Company's current and former Chief Executive Officers and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") during the periods indicated.

                                                                          Long-Term
                                                                         Compensation
                                                                          Securities
                                                                          Underlying        All Other
       Name and Principal           Year       Salary        Bonus        Options(#)       Compensation
            Position
------------------------------     ------     ---------     --------     ------------     --------------
  Raymon F. Thompson                1999      $ 150,006        --             --          $   4,971(1)
    Chairman of the Board           1998        250,010        --             --              5,000(1)
    of Directors                    1997        243,345        --             --              4,750(1)

  Fabio Gualandris(2)               1999        265,008      60,000         10,000              --
    President and Chief             1998        130,000        --          100,000          127,599(3)
    Executive Officer

  Timothy C. Dodkin(4)              1999        310,000        --             --             10,188(1)
    Managing Director               1998        413,239        --           25,000           10,313(1)
    Semitool Europe Ltd.            1997        303,536     162,749         10,000            2,620(1)

  William A. Freeman(5)             1999        180,007      40,000         10,000            5,000(1)
    Vice President and              1998         97,504        --           40,000           25,971(1)
    Chief Financial Officer

  Gregory L. Perkins                1999        160,006        --             --              5,000(1)
    Vice President and              1998        158,340        --           20,000            5,225(1)
    General Manager                 1997        147,472      60,000          7,000            3,938(1)

  Thomas Sulzbacher(6)              1999        252,231        --             --              1,500(1)
    Vice President of               1998        189,146        --           20,000            5,000(1)
    Sales and Marketing             1997        151,507      75,025         20,000            5,250(1)

    --------------------------

(1) Represents Company contributions to the Company's 401(k) plan on behalf of the Named Executive Officer, except that amounts for Mr. Dodkin represent Company contributions to a United Kingdom employee benefit plan that is similar to the Company's 401(k) plan on behalf of Mr. Dodkin.
(2) In July 1998, Mr. Gualandris joined Semitool Europe, Ltd., a wholly-owned subsidiary of the Company. In October 1998, Mr. Gualandris was appointed President and Chief Executive Officer of the Company. The fiscal 1998 salary amount for Mr. Gualandris reflects salaries received starting in July of that year.
(3) Includes $120,000 in relocation expenses, $4,050 in housing expenses and $3,549 in car allowance paid to Mr. Gualandris.
(4) Mr. Dodkin's compensation is paid in UK Pounds Sterling. The average UK Pound Sterling exchange rates for fiscal 1997, 1998 and 1999 were 1.638,
     1.65 and 1.63, respectively.
(5) Includes $14,096 in relocation expenses, $6,875 in car allowance and $5,000 in company contributions to the Company's 401(k) plan.
(6)  Mr. Sulzbacher left the Company on April 15, 1999.

                        Option Grants in Last Fiscal Year

         The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended September 30, 1999. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the respective options based on assumed rates of annual compound price appreciation during the option term.


                                             INDIVIDUAL GRANTS
                         ----------------------------------------------------------
                                                                                       Potential Realizable Value
                          Number of       % of Total                                   at Assumed Annual Rate of
                          Securities        Options                                    Stock Price Appreciation
                          Underlying      Granted to       Exercise                               for
                           Options       Employees in      Price Per     Expiration           Option Term(1)
                                                                                       -------------------------
Name                      Granted(2)      Fiscal Year        Share          Date           5%             10%
--------------------     ------------    ------------    ------------    ----------    -------------------------
Raymon F. Thompson            --              0%              NA             NA            NA             NA

Fabio Gualandris            10,000           7.27%          $6.5625        3/4/09        $41,271       $104,589

Timothy C. Dodkin             --              0%              NA             NA            NA             NA

William A. Freeman          10,000           7.27%          $6.5625        3/4/09        $41,271       $104,589

Gregory L. Perkins            --              0%              NA             NA            NA             NA

Thomas Sulzbacher             --              0%              NA             NA            NA             NA

-------------------------------

(1) Potential realizable value is determined by applying an amount equal to the fair market value on the date of grant to the stated annual appreciation rate compounded annually for the remaining term of the option, subtracting the exercise price at the end of the period and multiplying the remaining number by the number of shares subject to the option. Actual gains, if any, on stock option exercise and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that the amounts reflected in this table will be achieved.

(2) Reflects options that have a ten year term and vest and become exercisable at the rate of 5% per quarter.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

         During 1999, no named Executive Officer serving as an executive officer at September 30, 1999, exercised options to purchase shares of the Company's Common Stock. The following table discloses for each of the Named Executive Officers certain information relating to options to purchase the Company's Common Stock held at the end of the fiscal year ended September 30, 1999.

                                       Number of Securities                         Value of Unexercised
                                      Underlying Unexercised                        In-the-Money Options
                                  Options at September 30, 1999(#)               at September 30, 1999($)(1)
                             ---------------------------------------------------------------------------------------

             Name                Exercisable          Unexercisable           Exercisable          Unexercisable
   ---------------------     -------------------  ---------------------   -------------------  ---------------------

   Raymon F. Thompson                None                 None            $          0           $         0

   Fabio Gualandris                 21,000               89,000                  6,000                35,250

   Timothy C. Dodkin                45,750               25,250                  4,922                   328

   William A. Freeman               13,000               37,000                  2,250                20,250

   Gregory L. Perkins               48,900               20,100                  5,797                   328

   Thomas Sulzbacher                 None                 None                       0                     0

----------------------------

(1) Based on the fair market value of the Company's Common Stock as of September 30, 1999 of $8.8125.


Compensation Committee Interlocks and Insider Participation

         During the fiscal year ended September 30, 1999, Messrs. Bateman and Robinson served on the Compensation Committee of the Board of Directors. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the Board of Directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

         This section is not "soliciting material," is not deemed "filed" with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general language to the contrary.

         The Compensation and Stock Option Committee of the Board (the "Compensation Committee") was formed in 1995 and consists of Messrs. Bateman and Robinson. Decisions concerning the compensation of the Company's executive officers are made by the Compensation Committee and reviewed by the full Board (excluding any interested director).

Executive Officer Compensation Programs

         The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

         The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of shareholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and shareholder interests, thereby enhancing shareholder value.

         Base Salaries. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company's financial performance generally. The weight given each such factor by the Compensation Committee may vary from individual to individual.

         Incentive Bonuses. The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company's executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer's level of responsibility, individual performance, contributions to the Company's success and the Company's financial performance generally.

         Stock Option Grants. Stock options are granted to executive officers and other employees under the Option Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with shareholder interests. Stock option grants are intended to focus the attention of the recipient on the Company's long-term performance which the Company believes results in improved shareholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest and become fully exercisable over a five-year period. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive officer's ability to influence the Company's long-term growth and profitability. However, the Option Plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

         Other Compensation Plans. The Company has adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation pension plan. Benefits under these general plans are indirectly tied to the Company's performance.

         Deductibility of Compensation. Section 162(m) of the Internal Revenue Code ("IRC") disallows a deduction by the Company for certain compensation exceeding $1.0 million paid to any Named Executive Officer, excluding, among other things, certain performance based compensation. Because the compensation figures for the Named Executive Officers have not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. However, the Option Plan is designed to qualify any compensation realized by Named Executive Officers from the exercise of an option as performance based compensation. The Compensation Committee remains aware of the existence of the IRC Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions in addition to the exemption contemplated under the Option Plan.

Chief Executive Officer Compensation

         The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers.

         Mr. Gualandris's base salary for the fiscal year ending September 30, 1999 was established at $260,000. His base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Gualandris's base salary is at the approximate median of the base salary range for Presidents/Chief Executive Officers of comparable companies. Mr. Gualandris received stock options to purchase 10,000 shares of the Company's Common Stock during fiscal year 1999 and he received a bonus of $60,000.

                                    MEMBERS OF THE COMPENSATION COMMITTEE

                                    Howard E. Bateman
                                    Calvin S. Robinson

                              CERTAIN TRANSACTIONS

         The following is a description of certain transactions and relationships entered into or existing during the fiscal year ended September 30, 1999 between the Company and certain affiliated parties. The Company believes that the terms of such transactions were no less favorable to the Company than could have been obtained from an unaffiliated party.

         During the fiscal year ended September 30, 1999, the Company leased airplanes from Raymon F. Thompson. Under these lease agreements, the Company made rental payments to Raymon F. Thompson of $474,000 during the fiscal year ended September 30, 1999. The Company currently leases two airplanes from Mr. Thompson with a total monthly rental charge of $57,000. The lease term is month-to-month. The terms of the lease agreement were based on quotes from independent aircraft leasing dealers for the same type of aircraft. The Company believes that these lease agreements are on terms no less favorable to the Company than could have been obtained from an unaffiliated party.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock from February 2, 1995, the date of the Company's initial public offering, through the end of the Company's fiscal year ended September 30, 1999, with the percentage change in the cumulative total return for the Nasdaq Composite Index (U.S. Companies) and the Hambrecht & Quist Semiconductor Index. The comparison assumes an investment of $100 on February 2, 1995 in the Company's Common STOCK AND IN EACH OF THE FOREGOING INDICES AND ASSUMES REINVESTMENT OF DIVIDENDS. THE STOCK PERFORMANCE SHOWN ON THE GRAPH BELOW IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE.

                      STOCK PERFORMANCE GRAPH APPEARS HERE

                 COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN

           AMONG SEMITOOL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

                 AND THE HAMBRECHT & QUIST SEMICONDUCTORS INDEX

Following is a listing of each of the plot points illustrated in the graph:


DOLLARS                          Feb-95    Sep-95    Sep-96    Sep-97    Sep-98    Sep-99


SEMITOOL, INC.                      100       288       137       290        68       102


NASDAQ STOCK MARKET (U.S.)          100       137       163       224       228       370


HAMBRECHT & QUIST SEMICONDUCTORS    100       182       136       272       155       424


                              SHAREHOLDER PROPOSALS

         To be considered for presentation to the annual meeting of the Company's shareholders to be held in 2001, a shareholder proposal must be received by Mr. William A. Freeman, Chief Financial Officer, 655 West Reserve Drive, Kalispell, Montana 59901, no later than September 22, 2000.

                      SHAREHOLDER NOMINATIONS FOR DIRECTOR

         Pursuant to the Company's bylaws, nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by any shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures. Such nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the first anniversary of the preceeding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the shareholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting, or (2) tenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

         Such shareholder's notice must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder, and (ii) the class and number of shares of the corporation which are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

                                  OTHER MATTERS

         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended September 30, 1999, all Reporting Persons complied with all applicable filing requirements with the exception of one late Form 3 filing with respect to one transaction each for Kazuyo N. Heinink and Gary L. Spray.

         OTHER MATTERS. The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

         It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                      By Order of the Board of Directors,


                                      Raymon F. Thompson
                                      Chairman of the Board

                                      PROXY
                                 SEMITOOL, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR THE ANNUAL MEETING TO BE HELD ON
                                February 8, 2000

         RAYMON F. THOMPSON AND WILLIAM A. FREEMAN, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Semitool, Inc. (the "Company"), to be held on February 8, 2000, and any adjournment or postponement thereof.

         Election of all directors (or if any nominee is not available for election, such substitute as the Board of DIRECTORS OR THE PROXY HOLDERS MAY DESIGNATE). NOMINEES: (01) RAYMON F. THOMPSON, (02) HOWARD E. BATEMAN,
(03)  RICHARD A. DASEN, (04) DANIEL J. EIGEMAN, (05) CALVIN S. ROBINSON AND
(06) TIMOTHY C. DODKIN.

BOARD OF DIRECTORS' RECOMMENDATIONS: The Board of Directors recommends a vote FOR the election of Directors, FOR approval of the ratification of the amendment to the Company's Restated Articles of Incorporation and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending September 30, 2000.

If you wish to vote in accordance with the Board of Directors' recommendations you need not mark any boxes, just sign and date on the reverse side.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

[FORM OF BACK OF PROXY CARD]

--------------------------------------- ----------------------------------------

Vote by Telephone                       Vote by Internet

It's fast, convenient, and immediate!   It's fast, convenient,  and your vote is
Call Toll-Free on a Touch-Tone Phone    immediately confirmed and posted
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:           Follow these four easy steps:

1. Read the accompanying Proxy          1. Read the accompanying Proxy
   Statement/Prospectus and Proxy Card     Statement/Prospectus and Proxy Card.

2. Call the toll-free number            2. Go  to  the   Website
   1-877-PRX-VOTE (1-877-779-8683).        http://www.eproxyvote.com/smtl
   For shareholders residing outside
   the United States call collect on a
   touch-tone phone 1-201-536-8073

3. Enter your 14-digit Voter Control    3. Enter your14-digit Voter Control
   Number located on your Proxy Card       Number located on your Proxy Card
   above your name.                        above your name.

4. Follow the recorded instructions     4. Follow the instructions provided.

Your vote is important!                 Your vote is important!
Call 1-877-PRX-VOTE anytime!            Go to http://www.eproxyvote.com/smtl
                                        anytime!

--------------------------------------- ----------------------------------------



    Do not return your Proxy Card if you are voting by Telephone or Internet

                                   DETACH HERE

    |X|  Please mark
         votes as in
         this example.

     Shares represented by this proxy
will be voted as directed by the        3. To ratify the appointment of
shareholder.  If no such directions        PricewaterhouseCoopers LLP as the
are indicated,  the Proxies will have      Company's independent auditors for
authority to vote FOR the election of      the fiscal year ending September 30,
all directors and FOR proposals            2000:
2 and 3.  In their discretion, the           [ ]FOR   [ ]AGAINST   [ ]ABSTAIN
Proxies are authorized to vote upon
such other business as may properly
come before the Annual Meeting.
                                        Mark here for address change and note
                                        at left [  ]

1. Election of Directors (see reverse):

    [ ] FOR         [ ] WITHHELD

    [ ]------------------------------
       For all nominees except as       PLEASE MARK, SIGN, DATE AND RETURN THIS
       noted above                      PROXY CARD PROMPTLY USING THE ENCLOSED
                                        REPLY ENVELOPE
2. Amendment to the Company's Restated
   Articles of Incorporation.  To
   approve an amendment to the          Please sign and date where indicated.
   Company's Restated Articles of       Joint owners should each sign.  When
   Incorporation to increase the        signing as attorney, executor,
   authorized number of shares of the   administrator, trustee or guardian,
   Company's capital stock.             please give full title as such.

    [ ]FOR   [ ]AGAINST   [ ] ABSTAIN

                                        Signature_______________________________
                                        Date______________

                                        Signature_______________________________
                                        Date______________